Exhibit 99.1

         Parkway Properties, Inc. Reports Third Quarter 2003 Results

    JACKSON, Miss., Nov. 3 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2003.
    (Logo:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO)
    Consolidated Financial Results
     - Net income available to common shareholders for the three months ended September 30, 2003 was $10,779,000 ($.96 per diluted share) compared to $4,555,000 ($.48 per diluted share) for the three months ended September 30, 2002. Net income available to common shareholders for the nine months ended September 30, 2003 was $24,402,000 ($2.35 per diluted share) compared to $15,261,000 ($1.61 per diluted share) for the nine months ended September 30, 2002. Gains on the sale of joint venture interests and real estate of $5,020,000 and $10,661,000 were included in net income available to common shareholders for the three months and nine months ended September 30, 2003, respectively. A net gain on the sale of a joint venture interest and real estate of $501,000 was included in net income available to common shareholders for the nine months ended September 30, 2002. A $2,619,000 ($.21 per diluted share) non-cash charge for original issue costs related to the redemption of Series A Preferred Stock was recorded during the nine months ended September 30, 2003. The Series A Preferred Stock was originally issued in April of 1998.
     - Funds from operations ("FFO") totaled $13,014,000 ($1.14 per diluted share) for the three months ended September 30, 2003 compared to $11,557,000 ($1.13 per diluted share) for the three months ended September 30, 2002. FFO totaled $36,245,000 ($3.30 per diluted share) for the nine months ended September 30, 2003 compared to $35,968,000 ($3.50 per diluted share) for the nine months ended September 30, 2002.
     - FFO applicable to common shareholders for the three months and six months ending June 30, 2003 has been revised and reduced by original issue costs of $2,619,000 ($.21 per diluted share) associated with the second quarter 2003 redemption of Series A Preferred Stock. On
       July 31, 2003, the SEC announced a position that for purposes of calculating earnings per share when there has been a redemption of preferred stock, the issuance costs of the preferred stock should be removed from the balance sheet in a manner similar to dividends on preferred stock, regardless of where in the stockholders' equity section those costs were initially classified on issuance. Prior to this announcement, there was diversity in practice. Consistent with the SEC's announcement, for the purposes of computing earnings per share for the three and six months ended June 30, 2003, the Company deducted approximately $2,619,000 of issuance costs associated with its Series A Preferred stock in determining net income available to common stockholders. The Company, as did other REITs, excluded this deduction in computing FFO applicable to common shareholders for the three and six months ended June 30, 2003. However in October, 2003, NAREIT announced its position that FFO applicable to common shareholders should be reduced for these dividends. Accordingly, we have revised our previous FFO calculations. Therefore, FFO per diluted share as originally reported of $1.16 and $2.38 for the three months and six months ending June 30, 2003, respectively, has been revised to $.95 and $2.17 for the three months and six months ending June 30, 2003, respectively. There was no adjustment to previously reported earnings per share.
     - Funds available for distribution ("FAD") totaled $10,707,000 for the three months ended September 30, 2003 compared to $6,539,000 for the three months ended September 30, 2002. FAD totaled $21,549,000 for the nine months ended September 30, 2003 compared to $21,996,000 for the nine months ended September 30, 2002. In accordance with the NAREIT clarification discussed above, total FAD as originally reported of $7,098,000 and $13,461,000 for the three months and six months ending June 30, 2003, respectively, has been revised to $4,479,000 and $10,842,000 for the three months and six months ending June 30, 2003, respectively.

    Acquisitions and Sales
     - On August 1, 2003, the Company sold its investment in the BB&T Financial Center in Winston-Salem, North Carolina to Cabot Investment Properties for $27.5 million plus the assumption of future tenant improvements of approximately $500,000. Parkway Realty Services continues to manage and lease the property under a ten-year management agreement and recognized a third quarter acquisition fee of $186,000. The Company recorded a third quarter gain on this sale of $5,020,000. The taxable gain from this sale was deferred through a Section 1031 like-kind exchange and accordingly, no special dividend of capital gain is anticipated.
     - On August 28, 2003, the Company purchased the 88% leased Peachtree Dunwoody Pavilion, a 366,000 square foot four-building office campus in the Central Perimeter submarket of Atlanta, Georgia for $40 million plus $2 million in closing costs and anticipated first year capital expenditures and leasing commissions. Since closing, we are pleased to announce the renewal of Cox Communications for 66,000 square feet through December 2008. Simultaneous with this renewal, Auto Trader expanded by 22,000 square feet into the former Cox space.
     - On September 12, 2003, the Company purchased the 91% leased Wells Fargo Building, a 135,000 square foot, eight-story office building in the Northwest Freeway Corridor submarket of Houston, Texas. The property was acquired for $12 million plus $1 million in closing costs and anticipated first year capital expenditures and leasing commissions.

    Operations and Leasing
     - Parkway's customer retention rate for the three months ending
       September 30, 2003 was 59% compared to 66% for the quarter ending
       June 30, 2003 and 75% for the quarter ending September 30, 2002. Customer retention for the nine months ending September 30, 2003 was 66% compared to 73% for the nine months ending September 30, 2002.
     - As of October 1, 2003, occupancy of the office portfolio was 91.1% compared to 91.8% as of July 1, 2003 and 92.4% as of October 1, 2002.
     - During the quarter ending September 30, 2003, leases were renewed or expanded on 187,000 net rentable square feet at an average rental rate decrease of 4.7% and a cost of $1.70 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 101,000 net rentable square feet at a cost of $2.21 per square foot per year of the lease term in committed tenant improvements and leasing commissions.
     - Same store assets produced a decrease in NOI of $558,000 or 1% for the nine months ended September 30, 2003 compared to the same period of the prior year. Same store assets produced an increase in net operating income ("NOI") of $680,000 or 3.9% during the quarter compared to the third quarter of 2002. The increase in same store revenue was attributable mainly to increased operating expense reimbursements and lower bad debt and utility expense.
     - During the third quarter and through November 1, 2003, the Company collected all rents from WorldCom, Inc. or its subsidiaries as called for under current leases. The Company currently recognizes rental income from these leases on the cash basis. WorldCom announced during the third quarter that its Skytel subsidiary would not be sold and the Skytel operations would be consolidated into its Clinton, Mississippi facility. Consequently, we do not expect WorldCom to renew its 156,000 square foot lease in Jackson, MS when it matures on December 31, 2003. The Company currently receives $2,500,000 annually in total revenue from this lease.
     - As previously reported, in early 2003, the Company received notice from Burlington Industries that they will be exercising an early termination right on 137,000 square feet at 400 North Belt in Houston, Texas. Burlington will vacate the space effective December 31, 2003. The Company currently receives $2,314,000 annually in total revenue from this customer and is aggressively seeking new customers for the space. In connection with the early termination, straight line rent receivable of $485,000 will be written off in the fourth quarter of 2003.

    Capital Markets and Financing
     - The Company's previously announced cash dividend of $.65 per share for the quarter ended September 30, 2003 represents a payout of approximately 57% of FFO per diluted share. The third quarter dividend was paid on September 26, 2003 and equates to an annualized dividend of $2.60 per share, a yield of 5.9% on the closing stock price on October 31, 2003 of $44.05.
     - As of September 30, 2003 the Company's debt-to-total market capitalization ratio was 38.0% compared to 38.4% as of June 30, 2003. The Company anticipates that the debt-to-total market capitalization will increase to approximately 45% upon reinvestment of the remaining proceeds from the joint ventures and equity issuance completed earlier in the year.
     - During the third quarter of 2003, 200,000 shares of 8.34% Series B Cumulative Convertible Preferred Stock were converted into 200,000 shares of common stock. As of September 30, 2003, there were 1,942,857 shares of Series B Convertible Preferred Stock outstanding.
     - Through the Company's Dividend Reinvestment and Stock Purchase Plan ("DRIP Plan"), 171,845 common shares were sold during the third quarter of 2003. Net proceeds received on the issuance of shares were $7,386,000, which equates to an average price per share of $42.98, which is net of a 2.2% discount. For the nine months ending
       September 30, 2003, 177,590 common shares were sold through the DRIP Plan for net proceeds of $7,611,000, which equates to an average price per share of $42.85, which is net of a 2.1% discount.

    Outlook for 2003
    The Company is forecasting FFO per diluted share of $4.41 to $4.44 and earnings per diluted share ("EPS") of $2.88 to $2.91 for 2003. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:


    Guidance for 2003                                           Range
    Fully diluted EPS                                       $2.88 - $2.91
    Plus: Real estate depreciation and amortization         $2.19 - $2.19
    Plus: Depreciation on unconsolidated joint ventures     $0.16 - $0.16
    Less: Gain on sale of joint ventures and real estate   ($0.82 - $0.82)

    Fully diluted FFO per share                             $4.41 - $4.44

    The following assumptions were used in making this forecast:
     - Occupancy of approximately 91% for the 4th quarter;
     - Annual same store net operating income growth in the range of negative 2% to negative 3%;
     - Average interest rate of 2.5% on short-term, floating rate debt in the 4th quarter; and,
     - Proceeds from the joint ventures and the issuance of common shares were assumed to be reinvested as $40 million at a 9% cap rate on December 1, 2003 and $80 million during December at an 8.75% cap rate. No additional acquisitions or dispositions were assumed in the 2003 budget.

    The 2003 projections are lower than previous FFO guidance of $4.67 to $4.75 per diluted share due to the $.21 per share original issuance cost discussed earlier, the $.04 per share write off of Burlington's straight line rent receivable in the fourth quarter and a delay in reinvesting capital into new acquisitions.

    Outlook for 2004
    The Company is forecasting FFO per diluted share of $4.30 to $4.50 and earnings per diluted share ("EPS") of $1.82 to $1.92 for 2004. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:


    Guidance for 2004                                             Range
    Fully diluted EPS                                         $1.82 - $1.92
    Plus: Real estate depreciation and amortization           $2.16 - $2.23
    Plus: Depreciation on unconsolidated joint ventures       $0.15 - $0.19
    Plus: Diluted share adjustment for convertible preferred  $0.17 - $0.16

    Fully diluted FFO per share                               $4.30 - $4.50

    The following assumptions were used in making this forecast:
     - Occupancy in the range of 88% to 92%, with average occupancy of 90%;
     - Due to the pending vacancies discussed earlier, same store net operating income growth in the range of negative 5% to negative 9%;
     - Average interest rate of 3% on short-term, floating rate debt;
     - No additional acquisitions or dispositions of property above that projected for 2003; and,
     - No equity offerings or redemptions.
     - Placement of a fixed rate 6% $90 million mortgage on September 1, 2004.

    The decrease in 2004 FFO as compared to 2003 is primarily due to a decline in net operating income (NOI) at the Skytel building in Jackson of $1,800,000 ($.14 per diluted share) and a decline in NOI at 400 North Belt in Houston of $1,300,000 ($.10 per diluted share). The $.21 per diluted share original issuance cost reflected in 2003 FFO will not be repeated in 2004.
    Steven G. Rogers, President and Chief Executive Officer stated, "The leasing challenges we face in the next year are manageable and well within our leasing team's ability to backfill. We are making concrete progress on each of the prospective vacancies. I am confident in our ability to meet the challenge."

    Additional Information
    January 1, 2003 marked the beginning of Parkway's VALUE2 Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.
    Parkway will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 4, 2003, at 1:00 pm ET. The number for the conference call is 800-818-5264. A taped replay of the call can be accessed 24 hours a day through November 14, 2003 by dialing 888-203-1112 and using the pass code of 507000. An audio replay will be archived and indexed in the investor relations section of Parkway's website at www.pky.com . A copy of the Company's 2003 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091.
Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" Icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.
    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2003 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

    About Parkway Properties
    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 57 office properties located in 11 states with an aggregate of approximately 10,151,000 square feet of leasable space as of November 3, 2003. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.


                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                September 30      December 31
                                                    2003              2002
                                                (Unaudited)
    Assets
    Real estate related investments:
      Office and parking properties               $807,295          $806,000
      Accumulated depreciation                    (109,199)          (99,449)
                                                   698,096           706,551

      Land available for sale                        3,528             3,528
      Note receivable from Moore Building
       Associates LP                                 5,996             5,996
      Mortgage loans                                   863               869
      Investment in unconsolidated joint
       ventures                                     20,267            15,640
                                                   728,750           732,584

    Interest, rents receivable and other
     assets                                         32,338            29,759
    Cash and cash equivalents                        2,924             1,594
                                                  $764,012          $763,937

    Liabilities
    Notes payable to banks                         $93,372          $141,970
    Mortgage notes payable without
     recourse                                      225,934           209,746
    Accounts payable and other
     liabilities                                    35,411            35,400
                                                   354,717           387,116

    Stockholders' Equity
    8.75% Series A Preferred stock, $.001
     par value, 2,760,000 shares authorized
     and 2,650,000 shares issued and
     outstanding in 2002                               -              66,250
    8.34% Series B Cumulative Convertible
     Preferred stock, $.001 par value,
     2,142,857 shares authorized, 1,942,857
     and 2,142,857 shares issued and
     outstanding in 2003 and 2002,
     respectively                                   68,000            75,000
    8.00% Series D Preferred stock, $.001
     par value, 2,400,000 shares authorized,
     issued and outstanding in 2003                 57,976               -
    Common stock, $.001 par value,
     65,057,143 shares authorized, 10,783,908
     and 9,385,420 shares issued and
     outstanding in 2003 and 2002,
     respectively                                       10                 9
    Common stock held in trust, at cost,
     128,000 shares in 2003                         (4,321)              -
    Additional paid-in capital                     251,716           199,979
    Unearned compensation                           (4,592)              -
    Accumulated other comprehensive loss               (51)             (170)
    Retained earnings                               40,557            35,753
                                                   409,295           376,821
                                                  $764,012          $763,937


                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                      Three Months Ended
                                                          September 30
                                                     2003              2002
                                                          (Unaudited)

    Revenues
    Income from office and parking
     properties                                    $34,888           $36,747
    Management company income                          546               367
    Interest on note receivable from
     Moore Building Associates LP                      207               207
    Incentive management fee from Moore
     Building Associates LP                             66                93
    Other income and deferred gains                     64                39
                                                    35,771            37,453

    Expenses
    Office and parking properties:
      Operating expense                             15,229            16,512
      Interest expense:
        Contractual                                  4,037             4,060
        Amortization of loan costs                      77                46
      Depreciation and amortization                  6,722             6,644
    Operating expense for other real
     estate properties                                  11                 9
    Interest expense on bank notes:
      Contractual                                      615             1,585
      Amortization of loan costs                        64               169
    Management company expenses                         61               102
    General and administrative                       1,040             1,079
                                                    27,856            30,206

    Income before equity in earnings,
     gain and minority interest                      7,915             7,247
    Equity in earnings of unconsolidated
     joint ventures                                    590               322
    Gain on sale of real estate                      5,020                 -
    Minority interest - unit holders                    (1)                -
    Net Income                                      13,524             7,569
    Dividends on preferred stock                    (1,200)           (1,450)
    Dividends on convertible preferred
     stock                                          (1,545)           (1,564)
    Net income available to common
     stockholders                                  $10,779            $4,555

    Net income per common share:
      Basic                                          $1.04             $0.49
      Diluted                                        $0.96             $0.48

    Dividends per common share                       $0.65             $0.65

    Weighted average shares outstanding:
      Basic                                         10,411             9,329
      Diluted                                       12,790             9,493


                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                       Nine Months Ended
                                                          September 30
                                                     2003              2002
                                                          (Unaudited)

    Revenues
    Income from office and parking
     properties                                   $107,107          $115,758
    Management company income                        1,688               851
    Interest on note receivable from
     Moore Building Associates LP                      613               689
    Incentive management fee from Moore
     Building Associates LP                            221               253
    Other income and deferred gains                    551               362
                                                   110,180           117,913

    Expenses
    Office and parking properties:
      Operating expense                             47,608            49,974
      Interest expense:
        Contractual                                 12,063            14,777
        Prepayment expenses                              -                18
        Amortization of loan costs                     209               186
      Depreciation and amortization                 20,674            20,697
    Operating expense for other real
     estate properties                                  31                26
    Interest expense on bank notes:
      Contractual                                    2,138             4,520
      Amortization of loan costs                       428               418
    Management company expenses                        302               353
    General and administrative                       3,184             3,660
                                                    86,637            94,629

    Income before equity in earnings,
     gain (loss), minority interest
     and discontinued operations                    23,543            23,284
    Equity in earnings of unconsolidated
     joint ventures                                  1,644               471
    Gain (loss) on sale of joint venture
     interests and real estate                      10,661              (269)
    Minority interest - unit holders                    (2)               (1)
    Income from continuing operations               35,846            23,485
    Discontinued operations:
      Income from discontinued operations              -                  47
      Gain on sale of real estate from
       discontinued operations                         -                 770
    Net Income                                      35,846            24,302
    Original issue costs associated with
     redemption of preferred stock                  (2,619)              -
    Dividends on preferred stock                    (4,152)           (4,348)
    Dividends on convertible preferred
     stock                                          (4,673)           (4,693)
    Net income available to common
     stockholders                                  $24,402           $15,261

    Net income per common share:
      Basic                                          $2.43             $1.64
      Diluted                                        $2.35             $1.61

    Dividends per common share                       $1.95             $1.91

    Weighted average shares outstanding:
      Basic                                         10,031             9,290
      Diluted                                       12,390             9,467


    In accordance with SFAS 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", effective for fiscal years beginning after May 15, 2002, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods shall be reclassified. All such amounts recognized by Parkway have been reclassified to "Interest expense - prepayment expenses".


                             PARKWAY PROPERTIES, INC.
            FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION
      FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                      (In thousands, except per share data)

                                          Three Months Ended Nine Months Ended
                                             September 30      September 30
                                             2003     2002     2003     2002
                                              (Unaudited)       (Unaudited)

    Net Income                             $13,524   $7,569  $35,846  $24,302

    Adjustments to Net Income:
      Preferred Dividends                   (1,200)  (1,450)  (4,152)  (4,348)
      Convertible Preferred Dividends       (1,545)  (1,564)  (4,673)  (4,693)
      Original Issue Costs - Redemption of
       Preferred Stock (2)                       -        -   (2,619)       -
      Depreciation and Amortization          6,722    6,644   20,674   20,697
      Depreciation and Amortization -
       Discontinued Operations                   -        -        -       22
      Adjustments for Unconsolidated Joint
       Ventures                                536      360    1,474      495
      Amortization of Deferred Gains            (4)      (2)      (8)      (7)
      Minority Interest - Unit Holders           1        -        2        1
      Gain on Sale of Joint Venture
       Interests and Real Estate            (5,020)       -  (10,299)    (501)
    Funds From Operations Applicable to
     Common Shareholders (1)               $13,014  $11,557  $36,245  $35,968

    Funds Available for Distribution
      Funds From Operations                $13,014  $11,557  $36,245  $35,968
      Add (Deduct) :
      Adjustments for Unconsolidated Joint
       Ventures                               (194)    (446)  (1,831)    (478)
      Straight-line rents                     (589)    (501)  (1,618)  (1,686)
      Amortization of Restricted Stock
       Grants                                  168      547      500    1,642
      Capital Expenditures:
        Building Improvements                 (912)    (688)  (3,646)  (2,037)
        Tenant Improvements - New Leases       (70)  (1,680)  (3,141)  (4,736)
        Tenant Improvements - Lease Renewals  (346)  (1,167)  (3,151)  (2,546)
        Leasing Commissions - New Leases      (173)    (459)    (668)  (2,860)
        Leasing Commissions - Lease Renewals  (191)    (624)  (1,141)  (1,271)
    Funds Available for Distribution (1)   $10,707   $6,539  $21,549  $21,996

    Diluted Per Common Share/Unit
     Information (**)
      FFO per share                          $1.14    $1.13    $3.30    $3.50
      Dividends paid                         $0.65    $0.65    $1.95    $1.91
      Dividend payout ratio for FFO         57.11%   57.65%   59.05%   54.54%
      Weighted average shares/units
       outstanding                          12,792   11,637   12,392   11,611

    Other Supplemental Information
      Upgrades on Acquisitions              $1,321     $819   $4,009   $1,604
      Gain on Sale of Land                    $-       $-       $362     $-

    **Information for Diluted
     Computations:
      Convertible Preferred Dividends       $1,545   $1,564   $4,673   $4,693
      Basic Common Shares/Units Outstanding 10,412 9,331 10,033 9,291 Convertible Preferred Shares
       Outstanding                           2,112    2,143    2,133    2,143
      Dilutive Effect of Stock Options and
       Warrants                                268      164      226      177


    (1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs.
           Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts
        ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
           There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO increased by amortization of restricted stock grants and reduced by straight line rents, non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

    (2) In accordance with the FASB EITF Topic D-42 "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," the difference between the redemption value and carrying value attributable to issuance costs of the preferred shares that were redeemed must be treated as a preferred dividend and deducted from net income available to common shareholders. Accordingly, the amount treated as a preferred dividend must be deducted from FFO applicable to common shareholders. Therefore, FFO applicable to common shareholders for the nine months ending September 30, 2003 will be reduced by original issue costs of $2,619,000 or $.21 per diluted share associated with the redemption of Series A Preferred Stock which occurred during the second quarter of 2003. The Series A Preferred Stock was originally issued in April of 1998.


                             PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
      FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                  (In thousands)

                                          Three Months Ended Nine Months Ended
                                             September 30      September 30
                                             2003     2002     2003     2002
                                              (Unaudited)       (Unaudited)

    Net Income                             $13,524   $7,569  $35,846  $24,302

    Adjustments to Net Income:
      Interest Expense                       4,652    5,645   14,201   19,297
      Amortization of Financing Costs          141      215      637      604
      Prepayment Expenses - Early
       Extinguishment of Debt                  -        -        -         18
      Depreciation and Amortization          6,722    6,644   20,674   20,719
      Amortization of Deferred Compensation    168      547      500    1,642
      Gain on Sale of Joint Venture
       Interests and Real Estate            (5,020)     -    (10,661)    (501)
      Tax Expenses                              44      (20)     132       41
      EBITDA Adjustments - Unconsolidated
       Joint Ventures                        1,458    1,077    4,022    1,473

    EBITDA (1)                             $21,689  $21,677  $65,351  $67,595

    Interest Coverage Ratio:
    EBITDA                                 $21,689  $21,677  $65,351  $67,595

    Interest Expense:
      Interest Expense                      $4,652   $5,645  $14,201  $19,297
      Interest Expense - Unconsolidated
       Joint Ventures                          762      571    2,079      783
    Total Interest Expense                  $5,414   $6,216  $16,280  $20,080

    Interest Coverage Ratio                   4.01     3.49     4.01     3.37

    Fixed Charge Coverage Ratio:
    EBITDA                                 $21,689  $21,677  $65,351  $67,595

    Fixed Charges:
      Interest Expense                      $5,414   $6,216  $16,280  $20,080
      Preferred Dividends                    2,745    3,014    8,825    9,041
      Preferred Distributions -
       Unconsolidated Joint Ventures           123      137      376      181
      Principal Payments (Excluding Early
       Extinguishment of Debt)               2,626    2,756    8,318    8,219
      Principal Payments - Unconsolidated
       Joint Ventures                          146      131      423      187
    Total Fixed Charges                    $11,054  $12,254  $34,222  $37,708

    Fixed Charge Coverage Ratio               1.96     1.77     1.91     1.79


    (1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.


                             PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                  THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                 (In thousands, except number of properties data)

                                                  Net Operating    Occupancy
                          Number  Percentage         Income
                            of        of
                        Properties Portfolio (1)  2003     2002   2003    2002

    Same store
     properties (2)         50       91.65%     $18,017  $17,337  91.0%  92.4%
    2002 Acquisitions      -          0.00%         -        -     N/A    N/A
    2003 Acquisitions        3        7.13%       1,402      -    89.6%   N/A
    Assets sold            -          1.22%         240    2,898   N/A    N/A
    Net Operating Income
     from Office and
     Parking Properties     53      100.00%     $19,659  $20,235


    (1)    Percentage of portfolio based on 2003 net operating income.

    (2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended September 30, 2003 and 2002. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.
        SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to
        SSNOI:


                                          Three Months Ended Nine Months Ended
                                             September 30      September 30
                                             2003     2002     2003     2002

    Net income                             $13,524   $7,569  $35,846  $24,302
    Add (Deduct):
    Interest expense                         4,793    5,860   14,838   19,919
    Depreciation and amortization            6,722    6,644   20,674   20,697
    Operating expense for other real
     estate properties                          11        9       31       26
    Management company expenses                 61      102      302      353
    General and administrative expenses      1,040    1,079    3,184    3,660
    (Gain) loss on sale of joint venture
     interests and real estate              (5,020)     -    (10,661)     269
    Minority interest - unit holders             1      -          2        1
    Income from discontinued operations        -        -        -        (47)
    Gain on sale of real estate from
     discontinued operations                   -        -        -       (770)
    Management company income                 (546)    (367)  (1,688)    (851)
    Interest income                           (207)    (207)    (613)    (689)
    Incentive management fee income            (66)     (93)    (221)    (253)
    Equity in earnings of unconsolidated
     joint ventures                           (590)    (322)  (1,644)    (471)
    Other income and deferred gains            (64)     (39)    (551)    (362)

    Net operating income from office and
     parking properties                     19,659   20,235   59,499   65,784

    Less:  Net operating income from non
     same store properties                  (1,642)  (2,898)  (6,285) (12,012)

    Same Store net operating income        $18,017  $17,337  $53,214  $53,772


    FOR FURTHER INFORMATION:
     Steven G. Rogers
       President & Chief Executive Officer
     Marshall A. Loeb
       Chief Financial Officer of Parkway Properties, Inc.
     (601)-948-4091

SOURCE  Parkway Properties, Inc.
    -0-                             11/03/2003
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Marshall A. Loeb, Chief Financial Officer of Parkway Properties, Inc., +1-601-948-4091/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call:  http://www.prnewswire.com/comp/103115.html/
    /Web site:  http://www.pky.com/
    (PKY)

CO:  Parkway Properties, Inc.
ST:  Mississippi, Illinois
IN:  RLT
SU:  ERN ERP CCA MAV